Exhibit 3.2

AMENDED & RESTATED

BYLAWS

OF

AVENUE FINANCIAL HOLDINGS, INC.

ARTICLE I

SHAREHOLDERS

1. Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and place, either within or without the State of Tennessee, as may be designated from time to time by the directors.

2. Special Meetings. Special meetings of the shareholders may be called by the president, a majority of the board of directors, or, upon written demand in accordance with applicable law, by the holders of not less than one-tenth (1/10) of all the shares entitled to vote at such meeting. The place of said meetings shall be the principal office of the Corporation, unless otherwise designated by the directors.

3. Notice of Shareholder Proposals. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board, or (iii) a proper matter for shareholder action that has been properly brought before the meeting by a shareholder who complied with the notice procedures set forth in this section and who is a shareholder of record on the date of giving of notice provided for in this section 3 and the record date for the determination of shareholders entitled to vote at such annual meeting. For such business to be considered properly brought before the meeting by a shareholder such shareholder must, in addition to any other applicable requirements, have given timely notice in proper form of such shareholder’s intent to bring such business before such meeting. To be timely given, a shareholder’s notice must be delivered to, or mailed and received by, the secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the anniversary date of the immediately preceding year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. To be in proper form, a shareholder’ notice to the secretary shall be in writing and shall set forth: (a) the name and record address of the shareholder who intends to propose the business and the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the shareholder in such business and (e) any other information that is required to be provided by the shareholder under Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder’s meeting, shareholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder. No business shall be conducted at the annual meeting except business brought before the annual meeting in accordance with the procedures set forth in this section. The presiding officer of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure. Except as required by law, nothing in this section shall obligate the Corporation or the board of directors to include in any proxy statement or other shareholder communication distributed on behalf of the Corporation or the board of directors information with respect to any proposal submitted by a shareholder.

4. Notice of Shareholder Meetings. Written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered either personally or by mail or at the direction of the president, secretary, officer, or person calling the meeting to each shareholder entitled to vote at the meeting. If mailed, such notice shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting, and shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. The person giving such notice shall certify that the notice required by this paragraph has been given.

5. Quorum Requirements. A majority of the shares entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the shareholders so present or represented and entitled to vote may adjourn the meeting despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. When a quorum is present at any meeting, a majority in interest of the stock there represented shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Corporation’s Charter, these Bylaws, or by the laws of Tennessee, a larger or different vote is required, in which case such express provision shall govern the decision of such question.

6. Voting and Proxies. Every shareholder shall be entitled to one (1) vote for each share of common stock registered in his name or on the books of the Corporation at the time of any regular or special meeting. In addition, every shareholder shall be entitled to one (1) vote for each share of preferred stock standing in his name or on the books of the Corporation at the time of any regular or special meeting, provided that such voting rights are granted to the holders of such preferred stock by the Corporation’s Charter or granted by application of law as to the subject matter of the vote. Every shareholder entitled to vote at a meeting may do so either in person or by written proxy, including a proxy submitted by means of electronic transmission, which proxy shall be filed with the secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceeds the votes cast opposing the action, unless otherwise expressly prohibited by statute or by the Corporation’s Charter which may define other criteria.

7. Presiding Officer and Secretary. At every meeting of shareholders, the Chairman or the President, or if such officers shall not be present then the person appointed by one of them, shall preside. The secretary or assistant secretary, or if such officers shall not be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting. The order of business at each such meeting of shareholders shall be as determined by the presiding officer, who shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement therefore and the opening and closing of the voting polls.

8. Inspectors. The board of directors or, in the absence of a designation by the board, the presiding officer of any meeting of the shareholders may, in its sole discretion, appoint one or more inspectors to act at the meeting and make a written certification thereof. Such inspectors shall perform such duties as shall be specified by the board of directors or the presiding officer of the meeting. Except as otherwise limited by the board of directors or the presiding officer of the meeting, the inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at a meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares presented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, ballots, the regular books and records of the Corporation and any other credible evidence provided by the shareholder, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of the Corporation, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the record owner to cast, or more votes than the shareholder holds of record.

ARTICLE II

BOARD OF DIRECTORS

1. Management Powers and Authority. The business and affairs of the Corporation shall be managed under the direction of the board of directors, subject to the provisions of the Corporation’s Charter, these Bylaws and the laws of Tennessee. Subject to the preceding sentence, the board of directors shall have all of the powers and authority in respect of the Corporation permitted to a board under the Tennessee Business Corporation Act, T.C.A. §§ 48-11-101 et. seq., as the same may be amended from time to time.

2. Number. The number of directors shall be a number established by the board of directors, but not more than fifteen (15). The number of directors may be subsequently increased or decreased provided that at least a majority of the total number of directors vote in favor of such change and provided that the number of directors shall, in no event, be decreased to less than the number required by law.

3. Qualification and Election. Directors need not be shareholders or Tennessee residents, but they must be of legal age. Each director shall hold office until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified or until his death, resignation or removal.

4. Nomination of Directors.

(a) Only persons who are nominated in accordance the procedures set forth in these bylaws shall be eligible for election as directors. Nominations of persons for election to the board of directors of the Corporation may be made at any meeting of shareholders at which directors are to be elected only (i) by or at the direction of the board of directors or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this section. The board of directors, acting as a body or through a nominating committee, shall act as a nominating committee to select the management nominees for election as directors.

(b) Nominations, other than those management nominees made by or at the direction of the board of directors, shall be made by timely notice in writing to the secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered or mailed to and received at the principal executive offices of the Corporation no less than thirty (30) days prior to the date of the meeting; provided, however, that in the event that less than forty (40) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting is mailed or such public disclosure was made. Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person as required to be disclosed in the solicitation of proxies for election of directors pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the books of the Corporation, of such shareholder and (B) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such shareholder. At the request of the board of directors any person nominated by the board of directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this section. The officer presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this section and the defective nomination shall be disregarded.

5. Resignation. A director may resign at any time by delivering notice to the board of directors. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date. The board of directors may elect a new director to fill any vacancy on the board, and such director shall serve the remaining term of the director whom he succeeded. If a resignation is made effective at a later date and the board accepts such later effective date, the board of directors (other than the person resigning) may fill the pending vacancy before the effective date provided that the successor does not take office until the effective date. A director’s resignation does not affect the Corporation’s contract rights, if any, with the director.

6. Meetings. Regular meetings of the board of directors may be held without notice at such time and place, within or without the State of Tennessee, as shall be determined by the board of directors from time to time. Special meetings may be called at any time by the chairman of the board, if any, the president, or by five (5) or more of the members of the board of directors (or a majority of such directors if there are less than five). Any special meeting may be held within or without the State of Tennessee as shall be stated in the notice of meeting.

7. Notice of Directors’ Meetings. Regular board meetings may be held without notice. Special board meetings shall be held upon notice sent by any usual means of communication (including, without limitation, mail, telegram, cablegram, personal delivery, telephone or email) not less than the minimum number of days before the meeting as permitted by law. No notice of any meeting of the board of directors need state the purposes thereof. Notice of any meeting may be waived by an instrument in writing executed before or after the meeting. Attendance in person at any such meeting shall constitute a waiver of notice thereof unless the director at the beginning of the meeting (or promptly after his or he arrival) objects to holding the meeting or transactions business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

8. Quorum; Vote and Participation by Telephone. The presence of a majority of the directors shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of adjournment does not exceed one (1) month in any one adjournment. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the vote of a greater number is required by the Corporation’s Charter, these Bylaws, the Shareholders’ Agreement or the laws of Tennessee. Directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting my means of such communications equipment shall constitute the presence in person at such meeting.

9. Executive and Other Committees. The board of directors, by a resolution adopted by a majority of its members, may name an executive committee and other committees, consisting of one or more persons, and may delegate to such committee or committees any and all such authority as it deems desirable and as is permissible under Tennessee law. The executive committee shall be made up of persons who are members of the board of directors. Except as to such matters which must be acted upon by the board of directors under Tennessee law, the executive committee shall have the authority to act for and on behalf of the board of directors and may exercise the powers of the board of directors. Any action taken by the executive committee shall be reported to the board of directors at its next meeting. The board of directors shall designate such committees as shall be required by applicable law or the listing requirements of any securities exchange on which the securities of the Corporation are listed for trading (the “Listing Rules”), each of which shall, except as otherwise prescribed by law of the Listing Rules, have such lawfully delegable powers of the board of directors in the management of the business and affairs of the Corporation as the board may specify in resolutions designating such committee or in the charter of such committee. The composition of the committee of the board shall be determined by the board and shall be consistent with applicable law and the Listing Rules.

10. Compensation. Each director shall be reimbursed by the Corporation for reasonable out-of-pocket expenses incurred by such director on behalf of the Corporation, in accordance with the procedures and guidelines established from time to time by the board. Directors may be allowed such compensation for their services as directors as may from time to time be fixed by resolution of the board of directors.

ARTICLE III

OFFICERS

1. Number. The Corporation shall have a president, such executive vice presidents, such vice presidents, a secretary and a treasurer, and such other officers, including a chairman of the board, as the board of directors shall from time to time deem necessary. Any two or more offices may be held by the same person, except the offices of president and secretary.

2. Election and Term. The officers shall be elected by the board of directors at a duly called meeting of the board. Each officer shall hold office until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified or until his death, resignation or removal. All officers will serve at the pleasure of the board of directors.

3. Duties. All officers shall have such authority and perform such duties in the management of the Corporation as are normally incident to their offices and as the board of directors may from time to time provide. If not specified, the duties shall be as follows:

(a) Chairman of the Board: The chairman of the board shall preside at all meetings of shareholders and of the board of directors, unless he requests another officer to preside in his place. He shall perform all other duties as are properly required of him by the board of directors.

(b) Chief Executive Officer: the chief executive officer shall be the most senior executive officer of the Corporation reporting directly to the board of directors and shall preside at all meeting of the board of directors if there is not a chairman of the board. The chief executive officer shall have general charge and control of the affairs of the Corporation, subject to the direction of the board of directors and to these Bylaws.

(c) President: The president serve as chief executive officer of the Corporation if no other officer hold such designation and shall have general charge and control of the affairs of the Corporation, subject to the direction of the board of directors and to these Bylaws. The president shall have the power to sign and execute all contracts and instruments of conveyance in the name of the Corporation; to sign stock certificates, checks, drafts, and notes; to vote shares or interests in another Corporation or other entity owned by the Corporation; and, to perform all other duties usually incident to the office of the president.

(d) Executive Vice Presidents: The Board of Directors shall elect one or more persons as executive vice presidents of the Corporation, and each executive vice president shall perform such duties as may be assigned from time to time by the board of directors.

(e) Vice President(s): The board of directors, acting upon the recommendations of the president and the executive vice presidents, may select such vice-presidents as are deemed advisable. Vice presidents shall perform such duties as may be assigned by the president or the board of directors.

(f) Secretary: The secretary shall keep the minutes of the meetings of the board of directors and of the shareholders in a well bound book or books; he shall attend to the giving and serving of notice; he may sign with the president in the name of the Corporation all stock certificates, contracts, and instruments authorized by the board of directors; he shall have charge of the certificate books and other books or papers as the board of directors may direct; all of which shall at all reasonable times be open to the examination of any director or shareholder, to the extent required by law, upon application at the office of the Corporation during business hours. He shall authenticate records of the Corporation; and he shall in addition perform all duties incident to the office of secretary, subject to the control of the board of directors. He shall submit such reports to the board of directors as the board may require.

(g) Treasurer: The treasurer shall have custody of all funds and securities of the Corporation and shall keep proper accounts of same; when necessary or proper, he shall endorse, on behalf of the Corporation, all checks, notes, and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks as the board of directors may designate. He shall enter regularly in the books of the Corporation to be kept by him for that purpose a full and accurate account of all monies received and paid out by him on account of the Corporation, and he shall at all reasonable times exhibit his books and accounts to any director or shareholder upon application at the office of the Corporation during business hours. He shall perform all acts incident to the position of the treasurer, subject to the control of the board of directors. Unless another person is elected by the board of directors, the chief financial officer of the Corporation shall serve as the treasurer of the Corporation.

4. Resignations. Any officer may resign at any time by giving written notice to the chairman of the board, the president, or the secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its delivery to the Corporation.

5. Removal of Officers. Any officer or agent may be removed by the board of directors at any time, with or without cause, but any such removal shall not prejudice any of such person’s contractual rights, if any.

ARTICLE IV

INDEMNIFICATION

1. Liability of Officers and Directors. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Corporation in good faith if such person exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs.

2. Indemnification of Officers and Directors.

(a) Authority to Indemnify. The Corporation shall indemnify, in the case of any director or officer of the Corporation, and may indemnify, in the case of any employee or agent of the Corporation, an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent of the Corporation (or was serving at the request of the Corporation as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise) for reasonable expenses, judgments, fines, penalties and amounts paid in settlement (including attorneys’ fees), incurred in connection with the proceeding if the individual acted in manner he or she believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director, officer, employee or agent did not meet the standard of conduct set forth above. Indemnification permitted under this section in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

(b) Mandatory Indemnification. The extent that a director or officer of the Corporation has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue, or matter therein, because he or she is or was a director or officer of the Corporation, the Corporation shall indemnify the director or officer against reasonable expenses incurred by him or her in connection therewith.

(c) Advance for Expenses. The Corporation shall pay for or reimburse, in the case of any director or officer of the Corporation, and may pay for or reimburse, in the case of any employee or agent of the Corporation, the reasonable expenses incurred by a director, officer, employee or agent of the Corporation who is a party to a proceeding in advance of final disposition of the proceeding if (a) he or she furnishes the Corporation written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in subsection (a) of this Section 2, and (b) he or she furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. The undertaking required by this section must be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.

(d) Court-Ordered Indemnification and Advances for Expenses. A director or officer of the Corporation who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

(e) Determination of Indemnification. Except as provided in subsection (b) of this Section 2 and except as may be ordered by the court, the Corporation may not indemnify a director, officer, employee or agent under subsection (a) unless authorized thereunder and a determination has been made in the specific case that indemnification of the director, officer, employee or agent is permissible in the circumstances because he or she has met the standard of conduct set forth in subsection (a) of this Section 2. The determination shall be made:

(i) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceedings;

(ii) If a quorum cannot be obtained, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(iii) By special legal counsel:

(x) Selected by the board of directors or its committee in the manner prescribed in paragraph (i) or (ii) of this subsection (e); or

(y) If a quorum of the board of directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

(iv) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

(f) Authorization of Indemnification. Authorization of indemnification or an obligation to indemnify and evaluation as the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (iii) of subsection (e) to select counsel.

(g) Other Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article IV shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution, agreement or contract either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such bylaw, resolution or agreement would be placed before the stockholders, both as to action by a director, trustee, officer, employee or agent in his or her official capacity and as to action in another capacity while holding such office or position; except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, trustee, officer, employee, or agent pursuant to this subsection (g) by the Corporation for liability for (a) a breach of his or her duty of loyalty to the Corporation or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (c) the types of liability set forth in Section 48-18-304 of the Tennessee Business Corporation Act dealing with illegal or unauthorized distributions of corporate assets, whether as dividends or in liquidation of the corporation or otherwise.

(h) Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent whether or not the Corporation would have power to indemnify him or her against the same liability under this Article IV.

(i) Continuation of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article IV shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE V

CAPITAL STOCK

1. Stock Certificates. The shares of stock of the Corporation shall be represented by certificates, unless and until the board of directors adopts a resolution permitting shares to be uncertificated and evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the board of directors. Certificates for shares of capital stock of the Corporation shall include such information as may be required by applicable law and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary. If a certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation, the signature of any such officer of the Corporation may be a facsimile.

2. Transfer of Shares. The board of directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the Charter of these Bylaws, concerning issuance, transfer and registration of shares of capital stock of the Corporation. Shares of stock may be transferred on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing, and, in the case of certificated shares, by delivery and surrender of the properly assigned certificate, but in any case subject to any restrictions on transfer imposed by applicable securities laws. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation may engage the services of a third party to serve as transfer agent with respect to the shares of stock of the Corporation, under such terms and conditions as approved by the management of the Corporation.

3. Loss of Certificates. In the case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the board of directors shall prescribe. The Corporation may, in the discretion of the board of directors, direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen, destroyed or mutilated.

4. Registered Owner. The Corporation shall be entitled to treat the holder of record of any share of stock of the Corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES: WAIVERS OF NOTICE

1. Notices. Except as otherwise specifically provided herein or required by law, whenever any notice is required to be given to any shareholder, director, or officer under the provisions of any statute, the Charter or these Bylaws, such notice shall be in writing and delivered personally or by mail or overnight delivery, addressed to such shareholder, director, or officer at such address as it appears on the books of the Corporation. Such notice shall be deemed given upon the earlier of deposit in the United States mail with postage thereon prepaid and addressed to the shareholder, director of officer at his last known address or when actually received. Notice to directors and officers may also be given through the use of any electronic means of communication, including facsimile, email or other means of communication, in which case the notice shall be deemed given when the notice is (i) transmitted to a facsimile number provided by such director or officer for the purpose of receiving notice, (ii) transmitted to an email address provided by the director or officer for the purpose of receiving notice, (iii) posted on an electronic network, with a message sent to the director or officer at the mail address provided by the director or officer for the purpose of alerting the director or officer of posting, or (iv) communicated to the director or officer by any other form of electronic transmission consented to by the director or officer.

2. Waiver of Notice. Except as otherwise provided in these Bylaws, when any notice is required to be given by law, by the charter of by these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a shareholder, such waiver of notice may be signed by the shareholder’s attorney or proxy duly appointed in writing.

ARTICLE VII

VOTING SHARES HELD IN OTHER CORPORATIONS

In the absence of other arrangements by the board of directors, shares of stock issued by any other corporation and owned or controlled by this Corporation, may be voted at any stockholders’ meeting of the other corporation by the president of this Corporation or, if he is not present at the meeting, by any executive vice president of this Corporation; and in the event neither the President nor any executive vice president is to be present at a meeting, the shares may be voted by such person as the president and secretary of the Corporation shall by duly executed proxy designate to represent the Corporation at the meeting.

ARTICLE VIII

AMENDMENT OF BYLAWS

Except as otherwise permitted by law, these Bylaws may be amended, added to, or repealed either by: (1) a majority vote of the shares represented at any duly constituted shareholders’ meeting, or (2) a majority vote of the entire board of directors. Any change in the Bylaws made by the board of directors, however, may be amended or repealed by the shareholders.